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                                                                    Exhibit 1(d)


                             RCM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

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     RCM Equity Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Board of Directors has classified 50,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of one new series of capital stock having the following designation:

     DESIGNATION                                       NUMBER OF SHARES
     -----------                                       ----------------

     Dresdner RCM Biotechnology Fund                         50,000,000

     SECOND:   The shares of Dresdner RCM Biotechnology Fund of the Corporation so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

     THIRD:    The series known as Dresdner RCM Biotechnology Fund has been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, RCM Equity Funds, Inc. has caused these Articles Supplementary to be executed by its _______________ and witnessed by its ___________ on this ____ day of _________, 1997. The ___________ of the
Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


WITNESS:                                RCM EQUITY FUNDS, INC.

By:                                     By:
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